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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made part of this second amendment to the registration statement.

                                          /s/ Arthur Andersen LLP


Los Angeles, California

November 30, 1999